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                                                                   EXHIBIT 99.5
                         PROPOSED TRANSACTION BETWEEN
            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                             AND GOTHAM GOLF CORP.

To: Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees;

   We have been appointed to act as the information agent in connection with the proposed transaction between First Union Real Estate Equity and Mortgage Investments, an Ohio business trust ("First Union"), Gotham Golf Corp., a Delaware corporation ("Gotham Golf Corp"), and Southwest Shopping Centers Co. II, L.L.C., a Delaware limited liability company ("Southwest Shopping Centers"), pursuant to the Agreement and Plan of Merger and Contribution (as amended, the "merger agreement"), dated as of February 13, 2002, by and among First Union, Gotham Golf Corp and certain other parties. Holders of record of First Union common shares, upon the surrender to The Bank of New York (as exchange agent) of the certificates representing their First Union common shares, are entitled to make one (and only one) of the following elections with respect to their First Union common shares:

    . THE CASH ELECTION--This election entitles the holder of record to receive for each First Union common share an amount of cash equal to $2.33 (the "Cash Consideration"); or

    . THE CASH AND NOTE ELECTION--This election entitles the holder of record to receive for each First Union common share (1) an amount of cash equal to $1.98 and (2) a number of a debt securities (the "notes"), each with a face amount of $100 and issued by Southwest Shopping Centers, equal to the number of First Union common shares surrendered multiplied by
       0.0057461 (which is an effective price of $60.91 per face value of $100), subject to certain adjustments as described in the proxy statement-prospectus and the merger agreement (the "Cash and Note Consideration").

   Regardless of the election made, record holders of First Union common shares are entitled to purchase notes, each with a face amount of $100, for a purchase price of $60.91 per note (such right, the "Shareholder Note Purchase Right"). In addition, they are entitled to receive with respect to each of their First Union common shares three-fiftieths (0.06) of a right to subscribe (a "subscription right") for shares of common stock of Gotham Golf Corp, par value $0.01 per share ("Gotham Golf Corp common shares"), at a price of $20.00 per Gotham Golf Corp common share, subject to the rounding up and down of fractional subscription rights (with fraction of 0.5 or greater rounded up). Each whole subscription right entitles its holder to purchase one Gotham Golf Corp common share at $20.00 per share pursuant to a basic subscription privilege, and, subject to availability and proration, additional Gotham Golf Corp common shares at $20.00 per share pursuant to an oversubscription privilege. Any purchases in connection with the Shareholder Note Purchase Right and the subscription rights must be made with the Cash Election or the Cash and Note Election, as applicable.

   OTHER THAN WITH RESPECT TO GOTHAM PARTNERS AND ITS AFFILIATES AND UNLESS PROHIBITED BY APPLICABLE STATE OR FEDERAL LAW, GOTHAM GOLF CORP WILL PAY A COMMISSION OF $1.00 PER GOTHAM GOLF CORP COMMON SHARE TO ANY QUALIFIED BROKER OR DEALER IN CONNECTION WITH THE EXERCISE OF THEIR CLIENT'S SUBSCRIPTION RIGHTS TO PURCHASE GOTHAM GOLF CORP COMMON SHARES; PROVIDED, HOWEVER, THAT GOTHAM GOLF CORP WILL NOT PAY A COMMISSION TO ANY BROKER OR DEALER IN CONNECTION WITH THE EXERCISE OF A CLIENT'S SUBSCRIPTION RIGHTS IF THE CLIENT RESIDES IN THE STATE OF IDAHO OR ANY OTHER STATE OR LOCALITY WHERE THE PAYMENT OF A COMMISSION WOULD BE UNLAWFUL OR RESTRICTED WITHOUT FURTHER REGISTRATION ON THE PART OF GOTHAM GOLF CORP OR THE APPLICABLE BROKERS OR DEALERS.

   For your information and for forwarding to your clients for whom you hold First Union common shares registered in your name or in the name of your nominee, or who hold First Union common shares in their own names, we are enclosing the following documents:

    . A GREEN Form of Election and Letter of Transmittal pursuant to which a record holder may make either the Cash Election or the Cash and Note Election, and pursuant to which a record holder may

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       elect to purchase notes and exercise subscription rights to purchase
       Gotham Golf Corp common shares (The GREEN Form of Election and Letter of Transmittal includes a Substitute Form W-9);

    . A YELLOW Beneficial Owners Election Form that may be sent to your clients for whose account you hold First Union common shares registered in your name or in the name of your nominees, with space provided for obtaining clients' instructions with respect to how they wish for you to complete the GREEN Form of Election and Letter of Transmittal on their behalf;

    . A GRAY Notice of Guaranteed Delivery to be used to make an election if certificates for First Union common shares and all other required documents cannot be delivered to the exchange agent, or if the procedures for book-entry transfer cannot be completed, by the election deadline;

    . A ORANGE Broker Commission Form that should be sent to your clients for whose account you hold First Union common shares registered in your name or in the name of your nominee, which can be used by your clients to designate the broker or dealer who solicited or encouraged your clients to exercise their subscription rights to purchase Gotham Gulf Corp common shares so that such broker or dealer may receive the commission of $1.00 per Gotham Golf Corp common share.

    . A BROWN Letter of Transmittal which a record holder of First Union convertible preferred shares may use to exchange certificates representing his or her First Union convertible preferred shares for Gotham Golf Corp convertible preferred shares;

    . A RED Redemption Certification that should be sent to your clients for whose account you hold First Union common shares registered in your name in the event that your clients make the Cash and Note Election and subsequently decide to have their notes redeemed on the 90th day following the Closing Date of the proposed transaction;

    . A BLUE Form of Redemption that should be sent by you to the redemption agent specifying your clients who validly submitted their RED Form of Redemption and accompanying any validly submitted RED Form of Redemption that you receive; and

    .  A return envelope addressed to The Bank of New York, as exchange agent.

   In addition, you should forward to your clients the proxy statement-prospectus, as well as the proxy card relating to the special meeting of First Union common shareholders being held to vote on the merger agreement and the proposed transaction.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE. THE DEADLINE BY WHICH THE EXCHANGE AGENT MUST RECEIVE A GREEN FORM OF ELECTION AND LETTER OF TRANSMITTAL IS 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 6, 2002 (THE "ELECTION DEADLINE"). IF YOUR CLIENTS MAKE THE CASH AND NOTE ELECTION AND SUBSEQUENTLY DECIDE TO HAVE THEIR NOTES REDEEMED, THE DEADLINE BY WHICH THE REDEMPTION AGENT MUST RECEIVE A BLUE FORM OF REDEMPTION AND THE ACCOMPANYING RED REDEMPTION CERTIFICATION IS 5:00 P.M., NEW YORK CITY TIME, ON THE 80/TH/ DAY FOLLOWING THE CLOSING DATE (THE "REDEMPTION DEADLINE").

   For an election to be validly made, The Bank of New York (the exchange agent) must receive a validly, properly completed and executed GREEN Form of Election and Letter of Transmittal by the election deadline. Any First Union common shares held by a holder who fails to make an election, and any First Union common shares held by a holder who fails to submit a valid GREEN Form of Election and Letter of Transmittal prior to the election deadline, will be treated as electing to receive the Cash Consideration with respect to his or her shares.

   Record holders whose share certificates are not immediately available or who cannot deliver their certificates and all other required documents to the exchange agent prior to the election deadline may deliver the First Union common shares pursuant to the guarantee of delivery procedures described in Instruction 19 to the GREEN Form of Election and Letter of Transmittal.

   Requests for assistance with completing the GREEN Form of Election and Letter of Transmittal may be directed to the exchange agent at (800) 507-9357. Requests for additional copies of the proxy statement-prospectus, the GREEN Form of Election and Letter of Transmittal or any of the enclosed materials may be directed to us at (888) 414-5566 (banks and brokerage firms please call
(212) 269-5550).

                                          Very truly yours,

                                          D.F. King & Co.

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NOTHING CONTAINED HEREIN, IN THE ENCLOSED DOCUMENTS OR IN THE DOCUMENTS
REFERENCED HEREIN, SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF FIRST UNION, GOTHAM GOLF CORP, SOUTHWEST SHOPPING CENTERS, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF THEM IN CONNECTION WITH THE PROPOSED TRANSACTION OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS HEREIN CONTAINED.

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